Exhibit (a)(55)

JANUS INVESTMENT FUND

Certificate of Termination

of

Janus Twenty Fund

The undersigned, being the duly elected and qualified Secretary of Janus Investment Fund, a trust with transferable shares under the laws of Massachusetts (the “Trust”) authorized to establish one or more series or funds, which was organized pursuant to an Agreement and Declaration of Trust dated February 11, 1986 (as amended and restated March 18, 2003, and may be further amended, the “Declaration”), DOES HEREBY CERTIFY that:

Pursuant to Section 7.2 of the Declaration, at a meeting of the Trustees of the Trust duly called and held on December 8, 2016, at which a quorum was present and acting throughout, the Independent Trustees adopted resolutions approving an Agreement and Plan of Reorganization and other related matters to merge Janus Twenty Fund into Janus Forty Fund, each a separate portfolio of the Trust, after which Janus Twenty Fund would be terminated. Copies of the resolutions and Agreement and Plan of Reorganization with respect to the merger of Janus Twenty Fund into Janus Forty Fund approved at the Trustees’ December 8, 2016 meeting are attached to this Certificate as Exhibit A.

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS that Janus Twenty Fund be, and it is hereby, TERMINATED, effective as of the close of business on April 28, 2017.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand on the date set opposite her signature below.

Date: May 1, 2017	/s/ Kathryn Santoro
Kathryn Santoro
Secretary

EXHIBIT A

TRUSTEE RESOLUTIONS

December 8, 2016

RESOLVED, that the Agreement and Plan of Reorganization (the “Plan”) providing for the transfer of all or substantially all of the assets of Janus Twenty Fund and its respective share classes (the “Acquired Fund”) to Janus Forty Fund and its corresponding share classes (the “Acquiring Fund,” and together with the Acquired Fund, the “Funds” or each separately, a “Fund”), each a series of Janus Investment Fund (“JIF” or the “Trust”) in exchange for shares of the Acquiring Fund and the assumption of all of the liabilities of the Acquired Fund, and the subsequent termination, liquidation and dissolution of the Acquired Fund (the “Reorganization”), be, and the same hereby is, approved, with such further changes thereto as the officers of JIF, on advice of counsel, may deem necessary or desirable, such determination to be conclusively evidenced by such changes;

FURTHER RESOLVED, that the Trustees of JIF hereby determine that the Plan and the transactions contemplated thereunder is in the best interests of the Acquired Fund and Acquiring Fund, as applicable, and that the interests of existing shareholders of each Fund will not be diluted as a result of the Reorganization;

FURTHER RESOLVED, that the Trustees hereby authorize the officers of the Acquired Fund and representatives of Janus Capital Management LLC (“Janus Capital”) to solicit, or cause the solicitation of, shareholders of the Acquired Fund to vote by proxy or otherwise on approval of the Reorganization at a meeting of shareholders called for such purpose;

FURTHER RESOLVED, that a Special Meeting of Shareholders of the Acquired Fund, to consider and vote on the Plan, is called to be held at the JW Marriott Hotel, 150 Clayton Lane, Denver, Colorado 80206 at 10:00 a.m. MT on March 17, 2017, or any adjournments or postponements thereof (the “Meeting”) and the Trustees authorize JIF’s officers and representatives of Janus Capital to change the meeting date, time, and location as deemed necessary or appropriate;

FURTHER RESOLVED, that the record date for the determination of holders of shares of the Acquired Fund entitled to notice of and to vote at the Meeting, shall be the close of business on December 29, 2016 (the “Record Date”);

FURTHER RESOLVED, that the Trustees delegate to members of the Legal and Regulatory Committee (the “L&R Committee) (or their delegates if one or more of them is unavailable) as Trustees of JIF, the authority to approve setting revised dates for the Meeting and the record date for the determination of holders of shares of the Acquired Fund entitled to notice of and to vote at the Meeting, subject to ratification of these dates by the Trustees;

FURTHER RESOLVED, that Bruce Koepfgen, Jesper Nergaard, and Kathryn Santoro are each hereby designated by the Trustees to be appointed by the shareholders of JIF as attorneys and proxies, each with full power of substitution, to vote all of the shares of JIF, including of the Acquired Fund, that the appointing shareholders are entitled to vote at the Meeting;

FURTHER RESOLVED, that the preliminary proxy solicitation materials contained in a Registration Statement on Form N-14 relating to the Reorganization (the “Registration Statement”), including the Notice of Special Meeting of Shareholders, Proxy Statement, and Form of Proxy to be provided to the L&R Committee and are subject to their review, and with such changes as approved by the L&R Committee and counsel to the Trusts, such materials are approved, subject to ratification by the Trustees;

FURTHER RESOLVED, that the filing of preliminary and definitive proxy materials, including the Registration Statement, one or more amendments and/or supplements to the Registration Statement (including pre-effective amendments and post-effective amendments) and Exhibits thereto, including a prospectus and statement of additional information meeting the requirements of Rules 497 under the Securities Act of 1933, as amended (the “Securities Act”), and any amendments or supplements to the prospectus and statement of additional information included therein, with the Securities and Exchange Commission (the “SEC”) and other regulatory agencies, including various state securities commissions, as appropriate, be, and it hereby is, authorized and approved;

FURTHER RESOLVED, that the mailing to shareholders of the Acquired Fund of definitive materials, with such changes to the preliminary materials as may be approved by the officers of the Funds, upon the advice of counsel, be, and it hereby is, authorized;

FURTHER RESOLVED, that in order to effectuate the Plan, the officers of the Trust are authorized to issue such number of shares of the Acquiring Fund (Classes T and D Shares, the “Shares”) as determined in accordance with the terms of the Plan and to exchange those shares so issued as described in the Plan in accordance with the terms thereof, and that such Shares when issued shall be validly issued, fully paid and nonassessable;

FURTHER RESOLVED, that any validly issued, fully paid and nonassessable shares so issued may be represented by entries on the records of the Acquiring Fund indicating that such shares are outstanding;

FURTHER RESOLVED, that dividends on the Acquired Fund’s and Acquiring Fund’s shares, as applicable, consisting of substantially all of the undistributed taxable net investment income and undistributed taxable capital gains, if any, are declared payable to the shareholders of record as of the date contemplated by the Plan, payable prior to or on the date of the Reorganization;

FURTHER RESOLVED, that, to the extent deemed necessary or appropriate, the officers of the Trust are hereby authorized to prepare, or cause to be prepared, an amendment and/or supplement to the Trust’s Registration Statement on Form N-1A, pursuant to the Securities Act and the Investment Company Act of 1940, as amended, and are authorized to file or cause to be filed with the SEC such amendment and/or supplement relating to the transactions contemplated by the foregoing resolutions;

FURTHER RESOLVED, that the Trustees recognize powers of attorney previously executed by them with respect to any such amendments to JIF’s registration statement filing and authorize Janus Capital to rely on such powers of attorney with respect to any such filings as necessary or appropriate;

FURTHER RESOLVED, that, to the extent deemed necessary or appropriate, the officers of JIF and representatives of Janus Capital are hereby authorized to prepare, or cause to be prepared, or amend other Fund agreements, procedures or documents, as needed and not otherwise approved by the Trustees, to reflect the matters relating to the transactions contemplated by the foregoing resolutions and to execute and deliver the Plan and such other instruments, certificates and other documents, make all filings, and perform such other acts as they determine to be necessary or desirable to carry out the transactions contemplated by the Plan and to affect the foregoing resolutions;

FURTHER RESOLVED, that the appropriate officers of JIF are authorized to take such action as deemed necessary or appropriate to implement the Reorganization, including, but not limited to, with respect to effecting transactions for shareholders of the Acquired Fund and the Acquiring Fund and authorizing a stock split if necessary, and to execute and deliver such other instruments, certificates and other documents, including without limitation, amending existing contracts, and to perform such other acts as they determine to be necessary or desirable to effect such changes relating to the Reorganization;

FURTHER RESOLVED, that the costs related to the Reorganization, including, but not necessarily limited to, solicitation, legal, and costs in the preparation, printing and mailing of the Registration Statement and related documents, shall be borne by Janus Capital;

FURTHER RESOLVED, that assuming consummation of the Reorganization for an Acquired Fund, JIF’s Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) be amended by the execution of a Certificate of Termination (the “Certificate”) for terminating and liquidating the Acquired Fund, and that the appropriate officers of JIF are authorized and directed to execute the Certificate and to file the executed Certificate with the Secretary of State of the

Commonwealth of Massachusetts; and

FURTHER RESOLVED, that the Trustees approve the waiver of any applicable contingent deferred sales charges on the redemption of Class A and Class C Shares in the Acquired Fund, effective as of the record date, or such other date to be determined by the officers of JIF to be appropriate, through the date of the Reorganization.

STATE OF COLORADO	)
	)	ss.
COUNTY OF DENVER	)

BEFORE ME, the undersigned authority, on this day personally appeared Kathryn Santoro, Secretary of Janus Investment Fund, who, being by me first duly sworn, stated on her oath that the foregoing document is true and correct and that she executed the same for the purposes and consideration therein expressed in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 1st day of May, 2017.

My Commission Expires:

    07/07/2021

/s/ Amber Sanders
Amber Sanders, Notary Public